UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2007

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137978	NA
(Commission File Number)	(I.R.S. Employer
Identification No.)

1978 Vine Street, Suite 502
Vancouver, British Columbia, Canada	V6K 4S1
(Address of principal executive offices)	(Zip Code)

(604) 737 0203
(Registrant’s telephone number, including area code)

_____________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d -2(b))
[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a -12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d -2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 16, 2007, Buckingham Exploration Inc. (the “Company”) sold a non-brokered private placement of 4.3 million units at a price of 25 cents per unit, raising a total of $1,075,000. Each unit consists of one common share and one non-transferable share purchase warrant for the purchase of one further common share within two years at the price of 30 cents per share in year one and 35 cents per share in year two. The units have been placed with various European investors. The funds will be used for the recently announced purchase of the High Park mineral claims, unallocated working capital, and exploration programs. A finder's fee of 5% will be paid in common shares of the Company.

With respect to the unregistered sales made, the Company relied on Regulation S of the Securities Act of 1933, as amended. The Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor was not a US person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a US person.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 16, 2007	BUCKINGHAM EXPLORATION INC (Registrant) /s/ C. Robin Relph President